NEWS RELEASE

Lexaria Announces Second Production Facility and Vendor Intention to Finance up to $3,000,000

Kelowna, BC—May 27, 2014 - Lexaria Corp. (LXRP-OTCQB) (LXX-CSE) (the "Company" or "Lexaria") announces it has entered a detailed Letter of Intent with Huntington Property Group Inc, an Ottawa-based real estate developer for its second marijuana production facility in Canada. As provided for in Letter of Intent, Lexaria also announces a financing intention of up to $3,000,000, including Vendor Financing, subject to certain terms and conditions as detailed in the Letter of Intent.

The facility is located in the Eastern Ontario area and is of a total potential area of over 80,000 sq ft; to be completed in an expected multi-phase development program. The first phase is to be over 20,000 sq ft. Lexaria will be the operator of this facility and would own 100% rights, with no overrides or royalties due to any party. Lexaria is issuing no shares whatsoever in order to acquire the rights to this facility.

No lease (rent) payments are scheduled to begin until such time as the municipality grants its approval of the building zoning for marijuana production purposes. Lexaria and the building owner are preparing an application to the municipality for such approval and based upon available information anticipate that such approval could be granted within 90 days. In the event the municipality does not for any reason approve the building for the purpose of medical marijuana production, Lexaria and the building owner have agreed to locate and use an alternate building.

Alan Whitten, President of Huntington Property Group Inc. says, “We are happy to get involved in this burgeoning sector. We believe in Lexaria’s growth plan and have confidence in their personnel to achieve their plans, and are pleased to commit to it. We look forward to a mutually beneficial long term relationship, as our investment indicates.”

Lexaria notes that this agreement for its second production facility was negotiated and entered only six weeks after its first production facility was announced, which was the 49%-owned joint venture with Enertopia Corp.

Lexaria will own 100% interest in the production facility by paying 100% of all initial and ongoing expenses related to the project. An initial 10-year lease will be entered, with options to renew the lease for an additional 16 years. The vendor is contributing up to $1,000,000 in cash payments directed toward the conversion costs required to renovate for the marijuana production facility, thus reducing Lexaria’s capex in the renovation costs.

Lexaria is also pleased to announce that a number of investors, including the building owner, have agreed in principle and subject to suitability and other conditions, to invest up to $2,000,000 into Lexaria, on terms in accordance with Canadian Securities Exchange and all regulatory requirements including required restricted periods. The intended investment would be part of the financing recently announced by Lexaria, and would be by Canadian accredited, non- US persons. Proceeds from this financing will be used to build out the Eastern Ontario facility for the purposes of medical marijuana production, and for general working capital. Lexaria cautions that the Letter of Intent is a preliminary step only and cannot provide any assurances that the Letter of Intent will result in a successfully closed acquisition or financing.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Chris Bunka commented that “We are very pleased to enter the next phase of our growth initiative with the prestigious Huntington Property Group Inc. We intend to nurture this relationship for the benefit of all our shareholders. We share a common vision, and will also enjoy long term benefits as confirmed by their capital commitment.”

Lexaria believes that all stakeholders, including prospective customers, shareholders and others, are best served by Lexaria operating under more than a single Health Canada license under the MMPR. Multiple licenses protect shareholders and customers by adding redundancy to operations, and avoiding or mitigating loss in the event of unexpected production complications or any other unpredictable events.

Lexaria is now involved in two potential marijuana production facilities, both located in Ontario, each capable of significant expansion from Phase I initial buildout, and each large enough to offer significant cost efficiencies compared to smaller facilities.

The new facility in no way reduces Lexaria’s commitment to its previously announced greater Toronto area facility, which continues to advance separately. The Company looks forward to reporting additional developments on the advancement of this facility as they occur.

About Lexaria

Lexaria’s shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Ken Faulkner, Institutional and Business Development: (250) 765-3630 Office
Clark Kent, Media Inquiries: (647) 519-2646

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that road or site conditions will be favorable for field work; no assurance that well treatments or workovers will have any effect on oil or gas production; no assurance that oil field interconnections will have any measurable impact on oil or gas production or on field operations, and no assurance that any expected new well(s) will be drilled or have any impact on the Company. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions including but not limited to surface flooding can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana business will provide any benefit to Lexaria, and no assurance that any proposed new facility will be built or proceed, nor that municipal or Health Canada regulatory approvals will be obtained. There is no assurance that the intended $2,000,000 investment by a number of investors, including the building owner, will in fact occur in whole or in part. There is no assurance that the first phase renovation project of approx. 20,000 sq ft will in fact be constructed, or that it will be constructed on time or budget. There is no assurance that the municipality where the building is located will grant its approval for a medical marijuana production facility.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.